POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that the W. K. KELLOGG FOUNDATION, a
Michigan nonprofit corporation ("Foundation"), hereby constitutes and appoints each of KEVIN J. BANNON, RICHARD A. RAFFETTO, CLAUDIA D. WARD, CATHERINE P.
BOYLE and GLENN V. GRILLO, in their capacity as officers of The Bank of New
York, as its true and lawful attorneys-in-fact to:
(1)        execute for and on behalf of the Foundation any reports, including reports on Forms 3, 4 and 5, required to be filed by the Foundation under Section 16(a)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder ("Section 16 Reports");
(2)        do and perform any and all acts for and on behalf of the Foundation which may be necessary or desirable to complete the execution of any such Section 16
Reports referred to above and the timely filing of such Section 16 Reports with the United States Securities and Exchange Commission ("SEC") and any other authority; and
(3)        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Foundation, it being understood that the documents executed by such attorney-in-fact on behalf of the
Foundation pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
        The powers granted above may be exercised by any one of such attorneys-in-
fact acting alone.
        The Foundation grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The
Foundation acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Foundation, are not assuming any of the
Foundation's responsibilities to comply with Section 16 of the Exchange Act.
        This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect as long as the Foundation shall be required to file Section 16 Reports or until such earlier date on which written notification executed by the Foundation is filed with the SEC or delivered to the attorneys-in-fact named above expressly revoking this Power of Attorney. By this instrument, the Foundation revokes the Power of Attorney executed on
February 27, 2003.  Such revocation shall be effective upon filing this instrument with the SEC.
        IN WITNESS WHEREOF, the Foundation has caused this instrument to be executed by GREGORY A. LYMAN, its Senior Vice President and Corporate Secretary,
on this 11th day of June, 2003.
                                W. K. KELLOGG FOUNDATION

                                By: \s\ Gregory A. Lyman
                                Gregory A. Lyman, Sr. Vice President
                                and Corporate Secretary
ATTEST:

\s\ Mary Carole Cotter
Mary Carole Cotter, Assistant
Corporate Secretary

STATE OF MICHIGAN        )
                                )
COUNTY OF CALHOUN        )

        I, Rochelle L. Hopkins, a Notary Public in and for said County, in the
State aforesaid, DO HEREBY CERTIFY that Gregory A. Lyman and Mary Carole Cotter, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that such persons signed, sealed and delivered said instrument as their free and voluntary act, for the uses and purposes therein set forth.
        GIVEN under my hand and notarial seal this 11th day of June, 2003.

                                        \s\ Rochelle L. Hopkins
                                        Notary Public
My Commission Expires: Jan. 8, 2005.
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